UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT:  JULY 11, 2001

AMERICAN CRYSTAL SUGAR COMPANY
(Exact name of registrant as specified in its charter)

Minnesota	33-83868; 333-11693; and 333-32251	84-0004720
(State or other jurisdiction of Incorporation)	(Commission) File Number)	(I.R.S. Employer Identification No.)

101 NORTH THIRD STREET MOORHEAD, MN 56560	(218) 236-4400
(Address of principal executive offices)	(Registrant’s telephone number)

Item  9

             American Crystal Sugar Company (the “Company”) will announce to its shareholders in a series of informal meetings starting on July 10, 2001 that the gross beet payment for the 2001 crop is currently estimated to be approximately $31.50 per average ton of sugarbeets, a projected increase of $1.50 from the estimate provided to the shareholders on April 2, 2001.  The Company also announced that the gross beet payment for the 2000 crop is currently estimated to increase $1.00 from $34.50 to $35.50 per average ton of sugarbeets.  The actual gross beet payment for the 2000 and 2001 crops will necessarily differ from the current estimate to reflect actual crop statistics, Company operations, and selling prices for the Company’s products during fiscal year 2002.

This report contains forward-looking statements and information based upon assumptions by the  Company’s management.  These forward-looking statements can be identified by the use of forward-looking terminology such as “expects”, “believes”, “will” or similar verbs or expressions.  If any of management’s assumptions prove incorrect or should unanticipated circumstances arise, the Company’s actual results could materially differ from those anticipated by such forward-looking statements.  The differences could be caused by a number of factors or combination of factors, including, but not limited to, those factors influencing the Company and its business which are described in  “Important Factors” section contained in the Company’s Annual Report on Form 10-K for fiscal year 2000.  Readers are urged to consider these factors when evaluating any forward-looking statement.  The Company undertakes no obligation to update any forward-looking statements in this report to reflect future events or developments.

SIGNATURES

             Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

COMPANY NAME

Dated: July 11, 2001	s/s Brian Ingulsrud
By: Brian Ingulsrud
Its: Corporate Controller and Chief Accounting Officer